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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



                                   October 29, 1997
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                          (Date of earliest event reported)


                                  Life Bancorp, Inc.
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                (Exact name of registrant as specified in its charter)


        Virginia                           0-24744              54-1711207
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)



109 East Main Street, Norfolk, Virginia                                  23510
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(Address of principal executive offices)                            (Zip Code)


                                    (804) 858-1000
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                 (Registrant's telephone number, including area code)


                                    Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)





                           Exhibit Index appears on page 5.

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Item 5.  Other Events

    On October 29, 1997, Life Bancorp, Inc. ("Life"), a Virginia corporation and registered thrift holding company, BB&T Corporation ("BB&T"), a North Carolina corporation and registered bank holding company and BB&T Financial Corporation of Virginia ("BB&T Financial"), a Virginia corporation and subsidiary of BB&T, entered into an Agreement and Plan of Reorganization (the "Agreement") which sets forth the terms and conditions under which Life will merge with and into BB&T Financial (the "Merger"). The Agreement provides that BB&T Financial will survive the Merger and the separate corporate existence of Life will cease.



    The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, each issued and outstanding share of common stock, par value $.01 per share, of Life ("Life Common Stock") shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into and shall represent the right to receive .58 shares (the "Exchange Ratio") of common stock, par value $5.00 per share, of BB&T ("BB&T Common Stock"), provided, that if the product of the Exchange Ratio multiplied by the average closing price for BB&T Common Stock during a defined pre-closing period (the "Closing Value") is less than $33.00, then the Exchange Ratio will be increased so that the product of the Closing Value multiplied by the Exchange Ratio equals $33.00, but in no event will the Exchange Ratio exceed .60 shares of BB&T Common Stock for each share of Life Common Stock. The Agreement also provides that, if (i) the product of the Closing Value multiplied by an Exchange Ratio of .60 ("Converted Value") is less than $27.00 as of a specified date ("Determination Date") prior to the proposed date of consummation of the Merger and (ii) the quotient obtained by dividing the Closing Value by $54.875 is less than 90% of the quotient obtained by dividing the weighted average closing sales prices of certain bank holding companies ("Index Price") on the Determination Date by the Index Price on October 29, 1997, then Life may terminate the Agreement; subject, however, to, among other factors, BB&T's ability to elect to increase the Exchange Ratio such that the Converted Value is no less than $27.00. Based upon BB&T's November 5, 1997 closing price of $54.875 for BB&T Common Stock, .60 shares of BB&T Common Stock would have a value of $32.93 per share of Life Common Stock.

    Concurrently with the execution and delivery of the Agreement, Life entered into a Stock Option Agreement with BB&T (the "Option Agreement") whereby Life granted to BB&T an option to purchase up to 1,959,668 (or 19.9%) of the shares of Life Common Stock upon the occurrence of certain events.

    The Merger, which is expected to be completed by the second quarter of 1998, is intended to be treated as a tax-free exchange to holders of Life Common Stock and be accounted for as a pooling-of-interests. Consummation of the Merger is subject to approval of the Life shareholders and the receipt of all required regulatory approvals, as well as other customary conditions.

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    The Agreement, the Option Agreement and the press release issued by BB&T on
October 29, 1997 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summaries of the Agreement and the Option Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    The following exhibits are filed with this report:

         Exhibit Number                    Description

         2 Agreement and Plan of Reorganization, dated as of October 29, 1997, among BB&T, BB&T Financial and Life
                             (excluding annexes and exhibits
                             thereto)

         10                  Stock Option Agreement, dated as of
                             October 29, 1997, between BB&T (as
                             grantee) and Life (as issuer)

         20                  Press Release issued by BB&T on
                             October 29, 1997 with respect to the
                             Agreement


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  LIFE BANCORP, INC.



Date:  November 10, 1997     By:  /S/ EDWARD E. CUNNINGHAM
                                  --------------------------------------------
                                  Edward E. Cunningham
                                  President and Chief Executive Officer


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                                    EXHIBIT INDEX

         Exhibit Number                    Description

         2 Agreement and Plan of Reorganization, dated as of October 29, 1997, among BB&T, BB&T Financial and Life
                             (excluding annexes and exhibits
                             thereto)

         10                  Stock Option Agreement, dated as of
                             October 29, 1997, between BB&T (as
                             grantee) and Life (as issuer)

         20                  Press Release issued by BB&T on
                             October 29, 1997 with respect to the
                             Agreement







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